Exhibit 23.4

September 16, 2024

Yuanbao Inc.

Building 2, No.8 Beichen West Road,

Chaoyang District, Beijing, 100101,

The People’s Republic of China

+86 10 64849901

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Yuanbao Inc. (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on September 16, 2024 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Dong Li
Name: Dong Li